EXHIBIT 10.4

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                           PREFERRED SHIP MORTGAGE
                             ON THE WHOLE OF THE
                           GOLD COAST CASINO BARGE
                           (Official Number 995650)

                                $5,827,500.00

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               The President Riverboat Casino-Mississippi, Inc.
                            802 North First Street
                          St. Louis, Missouri 63102

                          -Sole Owner and Mortgagor-

                                 In Favor of

                    American Gaming & Entertainment, Ltd.
                             One Woodland Avenue
                          Paramus, New Jersey 07652

                         -Sole Lender and Mortgagee-

                        =============================

                         Dated as of August 10, 1999

                        =============================

                  Discharge Amount:  $5,827,500.00 together
          With Interest, Costs, Attorneys' Fees and Other Expenses
                  and Performance of the Mortgage Covenants
                           PREFERRED SHIP MORTGAGE


  THIS PREFERRED SHIP MORTGAGE, dated as of August 10, 1999, is granted by:

     The President Riverboat Casino-Mississippi, Inc.
     802 North First Street
     St. Louis, Missouri 63102

a corporation organized and existing under and by virtue of the laws of the State of Mississippi (the "Mortgagor"), to and in favor of:

     American Gaming & Entertainment, Ltd.
     One Woodland Avenue
     Paramus, New Jersey 07652

a corporation organized and existing under and by virtue of the laws of the
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State of Delaware (the "Mortgagee").


  WHEREAS:

  A. The Mortgagor is the sole owner of the whole of the vessel identified and described in the Granting Clause of this Preferred Ship Mortgage (this "Mortgage").

  B. The Mortgagor is truly and justly indebted unto the Mortgagee in the full and true sum of FIVE MILLION, EIGHT HUNDRED, TWENTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,827,500.00), said indebtedness being represented and evidenced by one certain promissory note made and subscribed by the Mortgagor in the principal sum of FIVE MILLION, EIGHT HUNDRED, TWENTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,827,500.00), dated as of August 10, 1999, being payable to the order of Mortgagee as principal in accordance with the terms stated therein (the "Note"). A copy of the Note is attached hereto, made a part hereof, and identified as Exhibit "A".

  C. In order to secure the payment of the principal amount of the Note, together with the payment of all other sums now or hereafter owing by the Mortgagor to the Mortgagee under the terms of the Note and this Mortgage (the "Indebtedness"), the Mortgagor has agreed to execute and deliver this Mortgage to the Mortgagee, as follows:

                               GRANTING CLAUSE

                  NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

  THAT, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to secure the payment of the principal on the Note together with the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the Note, THE MORTGAGOR HAS granted, conveyed, mortgaged, pledged, hypothecated, set over and confirmed, AND THE MORTGAGOR DOES BY THESE PRESENTS grant, convey, mortgage, pledge, hypothecate, set over and confirm UNTO AND IN FAVOR OF THE MORTGAGEE, the whole of the following named and described vessel (referred to hereinafter as the "Barge") to wit:


                               OFFICIAL                 HAILING
     NAME                       NUMBER                    PORT
     ----                       ------                    ----

Gold Coast Casino               995650              Biloxi, Mississippi


TOGETHER WITH all improvements and structures from time to time thereon, and all equipment and appurtenances from time to time thereon or thereof, including without limitation all engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipes, tanks, tackle, rigging, supplies, fittings and all other property located

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thereon, derived therefrom or used in connection therewith, and all replacements thereof and substitutions therefor and shall include without limitation all slot machines and other gaming devices, machinery, tools, fire sprinklers, alarm, air conditioning, heating, refrigerating and electronic monitoring systems and equipment, window or structural cleaning rigs, maintenance equipment, equipment for the exclusion of vermin or insects or the removal of dust, refuse or garbage, lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, wall hangings, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies.

  TO HAVE AND HOLD the same unto Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Note contained.

  PROVIDED, only, and the condition of these presents is such, that if the Mortgagor, its successors or assigns, shall pay or cause to be paid to Mortgagee or any other holder of the Note all sums due thereunder, and shall perform, observe and comply with the covenants, terms and conditions in this Mortgage and in the Note contained, expressed or implied, to be performed, observed or complied with by and on the part of the Mortgagor, then these presents and the rights hereunder shall cease, terminate and be void; otherwise to be and remain in full force and effect.

  AND NOW, THE PARTIES HEREBY FURTHER AGREE, COVENANT AND DECLARE that the Barge is to be held subject to the following covenants, conditions, provisions, terms and uses:

                                  ARTICLE I

                    DEFINITIONS AND RULES OF CONSTRUCTION


  SECTION 1.01. Definition of Terms. For all purposes of this Mortgage, unless the context otherwise requires:

  (a) All references to Person shall mean an individual, a corporation, a partnership, a trust, a trustee, an unincorporated organization or a government or any agency or political subdivision thereof.

  (b)  Act shall mean Chapter 313 of Title 46 United States Code.

  (c) National Vessel Documentation Center shall mean the National Vessel Documentation Center of the United States Coast Guard, at Falling Waters, West Virginia.

  SECTION 1.02. Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Mortgage.
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  (a)  Words importing the singular number shall include the plural number and vice versa.

  (b) All references herein to particular articles or sections, unless otherwise provided, are references to articles or sections of this Mortgage.

  (c) The headings herein are solely for convenience of reference and shall not constitute a part of this Mortgage nor shall they affect its meaning, construction or effect.

  (d) References to the Note, and other agreements and/or instruments shall be deemed to refer to such Note, agreements and instruments as the same may from time to time be amended, supplemented or modified by the parties hereto in accordance with the terms thereof.

  (e) To the extent there is an inconsistency between the terms of the Security Agreement executed by the parties hereto on the date hereof, and the terms of this Mortgage, then the terms of the Security Agreement shall control.


                                  ARTICLE II

                         GENERAL MORTGAGE PROVISIONS

  SECTION 2.01.  Secured Amount.

  (a)  For purposes of this Mortgage and in order to comply with Title 46,
Section 31321(b)(3) of the United States Code, the parties to this Mortgage hereby declare that the Indebtedness secured hereby as of the date hereof is the sum of FIVE MILLION, EIGHT HUNDRED, TWENTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,827,500.00), as the principal amount of Indebtedness together with performance of mortgage covenants. The discharge amount is the same as the total amount, together with interest, attorneys' fees, costs and other expenses and performance of mortgage covenants.

  (b) It is not intended that this Mortgage include any property other than the Barge, as defined in the Granting Clause hereto, but should any determination be made at any time for any reason that this Mortgage includes any property other than a "vessel," then if such property is comprised of incidental equipment, such property may be separately discharged from the lien of this Mortgage by the payment of one-one hundredth of one percent of the total amount of the Note then remaining unpaid.


                                 ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

  The Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:

  SECTION 3.01.  Status of Mortgagor.  Mortgagor is a corporation organized

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
and existing under and by virtue of the laws of the State of Mississippi; Mortgagor is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and operate the Barge and to engage in the coastwise trade; Mortgagor is duly authorized to mortgage the Barge; all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and this Mortgage is a valid and binding obligation of Mortgagor enforceable in accordance with its terms.

  SECTION 3.02. Liens. The following liens on the Barge arising after the date hereof shall be permitted except to the extent that there exists for such liens a notice of seizure or sale or an advertisement for seizure or sale:

  (a) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

  (b) Liens of lessors (subordinated), carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

  (c) Liens (i) for crew's wages (1) for fifteen (15) days after the termination of a voyage, or (2) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, (ii) for general average (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, (iii) for salvage, whether voluntary or contract, (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, (iv) otherwise incident to the then current operations of the Barge, for the wages of a stevedore when employed directly by Mortgagor, or the operator, master or agent of the Barge, (v) covered by insurance and any deductible applicable thereto, (vi) for repairs or with respect to any changes made in or on the Barge (1) which are unclaimed, (2) for fifteen (15) days after having been claimed, (3) which are covered by insurance, or (4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and (vii) for necessaries (1) which are unclaimed, (2) for fifteen
(15) days after having been claimed, (3) which are covered by insurance, or
(4) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

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  (d)  Permitted Liens, as that term is defined in the Security Agreement of even date herewith (the "Security Agreement") between Mortgagor and Mortgagee, as it may from time to time be amended, modified or supplemented; and

  (e) Liens listed on the General Index or Abstract of Title relative to the Barge attached hereto on Exhibit "B" and not removed by Mortgagee.

  SECTION 3.03. Compliance With Law. Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America, and any supplement or amendment thereto, in order to perfect, establish and maintain this Mortgage as a preferred mortgage upon the Barge and upon all renewals, improvements and replacements made in or to the Barge. Mortgagor shall furnish to Mortgagee, from time to time, such proofs as Mortgagee may reasonably request with respect to Mortgagor's compliance with the foregoing covenant. Mortgagor shall promptly pay and discharge all United States Coast Guard fees and expenses in connection with the recordation of this Mortgage and any supplement or amendment thereto. In the event that this Mortgage, the Note secured hereby, or any provisions hereof or thereof, shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, Mortgagor will execute such other and further assurances and documents as in the opinion of Mortgagee may be required to more effectually subject the Barge to the payment and the performance of the terms and provisions of this Mortgage and the Note. In addition, Mortgagor will furnish to Mortgagee such additional information as Mortgagee may reasonably require.

  SECTION 3.04. Operation of Barge. Mortgagor will not cause or permit the Barge to be operated in any manner contrary to law and Mortgagor will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Barge to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment or flag of the Barge under the laws and regulations of the United States of America.

  SECTION 3.05. Payment of Taxes, etc. Mortgagor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Barge or any part thereof before its use and operation or which otherwise, if unpaid, might become a Lien upon the Barge; provided, that Mortgagor shall not be required to pay any such tax, levee, fee, assessment or imposition if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Mortgagor shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles); provided, further, that any such contest shall prevent the posting for sale or the sale of the Barge under special execution or otherwise for the payment of any such tax, levee, fee, assessment or imposition, or other forfeiture or loss of title to the Barge.

  SECTION 3.06. Notice of Mortgage. Mortgagor will place, and at all times will retain on board the Barge a properly certified copy of this Mortgage, a Notice of this Mortgage and the Certificate of Documentation of the Barge.


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  SECTION 3.07.  Release From Arrest.  If the Barge is attached, arrested, levied upon or taken into custody by virtue of any legal proceeding in any court, Mortgagor will promptly notify Mortgagee thereof by telegraph, confirmed by letter, and within ten (10) working days will cause the Barge to be released by posting such security as may be acceptable to the court in which such proceedings are pending, and will promptly notify Mortgagee thereof in the manner aforesaid.

  SECTION 3.08. Maintenance of Barge. Mortgagor will at its own expense at all times maintain, preserve and keep the Barge in good condition, working order and repair and will from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements. The Barge shall, and Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and covenants and rules and regulations issued thereunder. Mortgagor will not make, or permit to be made, any substantial change in the structure, type, name, or rig of the Barge without first receiving written approval thereof from Mortgagee, which approval shall not be unreasonably withheld.

  SECTION 3.09. Access to Barge. Mortgagor at all reasonable times will afford Mortgagee or its authorized representatives full and complete access to the Barge for the purpose of inspecting the same and its cargo and papers.

  SECTION 3.10. Documentation of Barge. Mortgagor will keep the Barge duly documented as a vessel of the United States of America and entitled to engage in the operations conducted by the Mortgagor. Mortgagor will never operate the Barge outside the navigation limits of the insurance carried pursuant to
Section 3.12 of Article III of this Mortgage.

  SECTION 3.11. Sale, Charter, Mortgage, or Release of Barge. Mortgagor will not sell, mortgage, transfer, or demise charter the Barge or enter into any arrangement or contract with respect to the Barge which might be construed as a financing lease, without the written consent of Mortgagee first had and obtained, which consent shall not be unreasonably withheld; and any such written consent to any one sale, mortgage, transfer, or demise charter shall not be construed to be a waiver of this provision in respect of any subsequent proposed sale, mortgage, transfer, or demise charter. Any such sale, mortgage, transfer, or demise charter of the Barge shall be subject to the provisions of this Mortgage and the lien it creates, unless released therefrom by Mortgagee. Nothing herein shall in any way limit the ability of Mortgagor to sell equipment in accordance with the Security Agreement.

  SECTION 3.12   Insurance.

  (a) Mortgagor will cause to be carried and maintained on the Barge, without expense to Mortgagee, insurance in such amounts, against such risks (including, without limitation, pollution, fire, public liability, excess liability and umbrella coverages, property damage, and workmen's compensation), in such form, including without limitation the form of the loss payable clause (naming Mortgagee and Mortgagor as loss payee), cancellation clause, navigation limits, and the designation of named assured, and with such insurance companies, insurers, underwriters or funds, and on such policy forms, as Mortgagee shall from time to time approve. In no event shall the

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Hull value on the Barge be less than the outstanding amount of Indebtedness under the Note. In no event shall the protection and indemnity insurance, including umbrella coverage, on the Barge be less than $7,000,000. Such insurance coverage policies shall contain an agreement by the insurer not to cancel or amend the policies without giving Mortgagee at least 30 days' prior written notice of its intention to do so.

  (b) Payments in respect of any loss under insurance carried pursuant to this Section 3.12 shall be made to Mortgagor and Mortgagee, as their respective interests may appear.

  (c) If any claim or lien is asserted against the Barge for loss, damage or expense which is covered by insurance required hereunder and it is necessary for Mortgagor to obtain a bond or supply other security to prevent arrest of the Barge or to release the Barge from arrest on account of such claim or lien, Mortgagee, on request of the Mortgagor, may, in the sole discretion of Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Barge from such arrest, all right, title and interest of Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

  (d) Mortgagor will deliver to Mortgagee whenever so requested by Mortgagee certified copies of all cover notes, binders and policies for the purpose of inspection.

  (e) Mortgagor agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or canceled, and that he will not permit or allow the Barge to undertake any voyage, engage in any venture or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured such Barge by additional coverage to extend to such voyages, ventures, risks or cargoes.

  SECTION 3.13. Payments by Mortgagee. At any time during the term of this Mortgage, Mortgagee may, but shall not be required to, upon five days' notice to Mortgagor, pay the costs of all insurance and all expenses of protecting storing, warehousing, handling and maintaining the Barge, any and all excise, property, sales, use, gaming and other taxes imposed by any federal, state or local authority on the Barge, or any costs associated with maintaining the rank of this Mortgage. Mortgagor will promptly reimburse Mortgagee for any such payment unless (a) Mortgagor notifies Mortgagee within five days of receiving notice that Mortgagee intends to pay any such expenses that such expenses have been paid or are not due and (b) such expenses have, in fact, been paid or are not legally due. All sums so paid or incurred by Mortgagee for any of the foregoing and any and all other sums for which Mortgagor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by Mortgagee in enforcing or protecting any of its rights or remedies under this Mortgage, shall, together with interest thereon until paid at the rate of twelve percent (12.0%) per annum, and Mortgagee agrees to pay all of the foregoing sums promptly.


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  SECTION 3.15.  Requisition of Barge but not Title.  If the United States of
America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Barge but shall requisition, charter, or in any manner take over the use of the Barge pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of the Barge such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Barge any such sum is hereby made payable to Mortgagee, who shall be entitled to receive the same and shall apply any such sums referred to in this Section 3.15 to the payment of the Note; and in the event of any such requisitioning, chartering or taking of the use of the Barge, Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of the Barge.


                                  ARTICLE IV

                        EVENTS OF DEFAULT AND REMEDIES

  SECTION 4.01.

  A. Events of Default. In case any one or more of the following events, herein termed "Events of Default," shall happen:

    (1) Default in the payment of principal of the Note as and when the same shall become due and payable and such default continues unremedied for ten
(10) days; or

    (2)Default in the due and punctual observance and performance of any provisions of Sections 3.01, 3.03, 3.04, 3.07, 3.09, 3.10, 3.11, 3.12, 3.13,
3.14 or 3.15 of Article III; or default in the due and punctual observance and performance of any provisions of Section 3.05 of Article III hereof and such default shall continue for fifteen (15) days; or

    (3) Default in the due observance or performance of any of the other covenants and conditions herein, in the Sale Agreement, in the exhibits thereto, as executed and/or in the Note required to be kept and performed, and continuance of such default for fifteen (15) days after written notice by Mortgagee; provided, however, that Mortgagor shall not be deemed to be in default for failure to keep the Barge in good condition, working order and repair pursuant to Section 3.08 of Article III if Mortgagor shall be diligently taking steps to comply with the requirements of said Section; or

    (4) Any representations and warranties made in this Mortgage are untrue in any material respect; or

    (5)  Mortgagor shall (i) abandon the Barge without due cause; or (ii)

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cease to be a citizen of the United States of America within the meaning of
Title 46, Section 802 of the United States Code entitled to employ the Barge in the trade in which it is engaged; or

    (6) Mortgagor shall apply for or consent to the appointment of a receiver or trustee of Mortgagor or for the Barge; or

    (7) An order, judgment or decree shall be entered, without the application, approval or consent of Mortgagor, by any court of competent jurisdiction, approving a petition appointing a receiver or trustee of Mortgagor or for the Barge, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or

    (8) The title or ownership of the Barge shall be requisitioned, purchased or taken by the government of any country or by any department, agency or representative thereof and there shall not have been paid to Mortgagee an amount in cash in United States dollars equal to the fair value of the Barge within ninety (90) days after such event occurs; or

    (9) The Barge is posted for foreclosure or notice of a sale to satisfy a lien on the Barge is given as required by applicable law; or

    (10) Mortgagee receives notice of cancellation of insurance on the Barge in accordance with the required time restriction agreed to by the insurance company and such insurance is not replaced prior to the effective date of the cancellation; or

    (11)  Any "Event of Default" occurs under the Security Agreement.

  B. Remedies. Then and in each and every such case Mortgagee shall have the right to:

    (1) Declare all the then unpaid principal sum of the Note to be due and payable immediately, and upon such declaration the same with any delinquent interest payment, as provided for in the Note, to date of declaration shall become due and be immediately due and payable;

    (2) Exercise all the rights and remedies in foreclosure and otherwise given to Mortgagee by the laws and regulations of the United States of America or of the country wherein the Barge shall then be found or of any country wherein the Barge may thereafter be found or of any other applicable jurisdiction;

    (3) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under the Note and this Mortgage, or otherwise hereunder, and collect the same from Mortgagor and/or out of any and all property of Mortgagor whether covered by this Mortgage or otherwise;

    (4) Take the Barge without legal process wherever the same may be; and Mortgagor or other person in possession, forthwith upon demand of Mortgagee shall surrender to Mortgagee possession of the Barge and Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter,

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operate or otherwise use the Barge for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Barge and charging upon all receipts from the use of the Barge or from the sale thereof by court proceedings or pursuant to Subsection (5) of this Section 4.01 next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time Mortgagee shall avail itself of the right herein given it to take the Barge, Mortgagee shall have the right to dock the Barge for a reasonable time at any dock, pier, or other premises of Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor;

    (5) Without being responsible for loss or damage, sell the Barge at any place and at such time as Mortgagee may specify and in such manner as Mortgagee may deem advisable free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in the following manner:

      (a) By publishing such notice for three (3) consecutive days, within ten (10) days prior to the sale, in a daily newspaper of general circulation published in Biloxi, Mississippi;

      (b) If the place of sale should not be Biloxi, Mississippi, then by publication of such notice in a daily newspaper, if any, published at the place of sale; and

      (c) By mailing a similar notice to Mortgagor on the day of first publication; Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Barge to be sold to the place designated for such sale and in such manner as Mortgagee may deem to be for its best advantage.

  (6) Mortgagor hereby consents to the appointment of a consent keeper by Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

  SECTION 4.02. Sale of Barge by Mortgagee. Any sale of the Barge made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Mortgagor therein and thereto, and shall bar Mortgagor, its successors and assigns, and all persons claiming by, through or under them. At any such sale Mortgagee or any other holder of the Note (the "holder/purchaser") may bid for and purchase the Barge and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the holder/purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Note or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the holder/purchaser out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the holder/purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Note. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

  SECTION 4.03. Mortgagee to Sign for Mortgagor. Mortgagee is hereby appointed attorney-in-fact of Mortgagor to execute and deliver to any purchaser aforesaid and is hereby vested with full power and authority to make, in the name and in behalf of Mortgagor, a good conveyance of the title to the Barge so sold. In the event of any sale of the Barge, under any power herein contained, Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of such Barge as Mortgagee may direct or approve.

  SECTION 4.04. Mortgagee to Collect Hire, etc. Mortgagee is hereby appointed attorney-in-fact of Mortgagor upon the happening of any Event of Default, in the name of Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums, due or to become due at the time of the happening of any Event of Default in respect of the Barge, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of Mortgagor acquittances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. All amounts so received shall first be applied to operating expenses and then to unpaid interest and then to unpaid principal on the Note.

  SECTION 4.05. Mortgagee's Right to Possession. Whenever any right to enter and take possession of the Barge accrues to Mortgagee, it may require Mortgagor to deliver, and Mortgagor shall on demand, at its own cost and expense, deliver the Barge to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Barge and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

  SECTION 4.06. Appearance by Mortgagee on Behalf of Mortgagor. Mortgagor authorizes and empowers Mortgagee or its appointees or any of them to appear in the name of Mortgagor, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Barge because of or on account of any alleged lien against the Barge from which the Barge has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the discharge of such lien, in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to Mortgagee, and in such case all expenditures made or incurred by Mortgagee or his appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

  SECTION 4.07. Acceleration of Indebtedness Secured Hereby. Mortgagor covenants that upon the happening of any one or more of the Events of Default, then upon written demand of Mortgagee, the Mortgagor will pay to Mortgagee the whole of the indebtedness then owed under Note secured hereby and under this Mortgage, and in case the Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by them hereunder. All moneys collected by Mortgagee under this Section shall be applied by Mortgagee in accordance with the provisions of Section 4.11 of this
Article IV.

  SECTION 4.08. Right of Mortgagee. Each and every power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power to remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of the Note after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

  SECTION 4.09. Restoration of Position. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

  SECTION 4.10. Proceeds of Sale. The proceeds of any sale of the Barge and the net earnings from the hire or from any charter, operation or other use of the Barge by Mortgagee under any of the powers herein specified and any and all other money received by Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided, shall be applied at the discretion of Mortgagee with Mortgagee having the right to impute payments as it may desire among the following:

    FIRST: To the payment of all reasonable expenses and charges, including the expenses of any sale, and expenses of any retaking, attorney's fees, court costs, keeper's fees, necessary repairs and any other expenses or advances made or incurred by Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

    SECOND: To the payment in full of any amount then unpaid and accrued and due as a deficiency payment pursuant to the terms of the Note.

    THIRD: To the payment in full of any amount then unpaid and accrued and due as principal pursuant to the terms of the Note.

    FOURTH: To the payment of any other amounts remaining unpaid and accrued and due Mortgagee by Mortgagor on this Mortgage.

    FIFTH: To the payment of any surplus thereafter remaining to Mortgagor or to whomsoever may be entitled thereto.


                                  ARTICLE V

                           MISCELLANEOUS PROVISIONS

  SECTION 5.01. Notice. Any notice to be given under this Mortgage shall, except as otherwise expressly provided herein, be served by registered or certified mail, overnight express mail, or hand delivered, addressed as follows:

  (a)  To Mortgagor:

       The President Riverboat Casino-Mississippi, Inc.
       802 North First Street
       St. Louis, Missouri 63102
       Attention:  James A. Zweifel

  with copies to:

       James W. O'Mara
       Phelps Dunbar, L.L.P.
       Suite 500, SkyTel Centre
       200 South Lamar Street
       Jackson, Mississippi 39225
       Telephone:  (601) 352-2720
       Facsimile:  (601) 360-9777

  and

       Virginia Boulet
       Phelps Dunbar, L.L.P.
       400 Poydras Street, 30th Floor
       New Orleans, Louisiana 70130
       Telephone:  (504) 584-9286
       Facsimile:  (504) 568-9130

  (b)  To Mortgagee:

       American Gaming & Entertainment, Ltd.
       One Woodland Avenue
       Paramus, New Jersey 07652

  with copies to:

       Robert A. Byrd, Esq.
       Byrd & Wiser
       P.O. Box 1939
       Biloxi, MS  39533-1939
       Telephone:  (228) 432-8123
       Facsimile:  (228) 432-7029

       Bobbie T. Shell, Esq.
       Baker & Botts, L.L.P.
       2001 Ross Ave., Ste. 700
       Dallas, TX  75201
       Telephone:  (214) 953-6500
       Facsimile:  (214) 953-6503

       Shamrock Holdings Group, Inc.
       Two Clinton Square
       Syracuse, New York  13202
       Telephone:  (315) 422-9000
       Facsimile:  (315) 422-9361

       T. Glover Roberts, Esq.
       Sheinfeld, Maley & Kay, P.C.
       1700 Pacific Avenue, Suite 4400
       Dallas, Texas  75201
       Telephone:  (214) 953-8019
       Facsimile:  (214) 953-8199

       William S. Boyd, Esq.
       P.O. Box 1326
       Gulfport, MS  39502
       Telephone:  (228) 864-1915
       Facsimile:  (228) 864-1957

       John Hedglin, Esq.
       Rimmer, Rawlings, MacInnis
       & Hedglin
       1290 Deposit Guaranty Plaza
       Jackson, MS  39201
       Telephone:  (601) 969-1030
       Facsimile:  (601) 969-1040

  and

       Douglas S. Draper, Esq.
       Heller, Draper, Hayden, Horn, L.L.C.
       650 Poydras Street
       Suite 2500
       New Orleans, La. 70130-6103
       Telephone:  (504) 568-1888
       Facsimile:  (504) 522-0949

unless another address shall be furnished in writing by the party to receive such notice to the party giving such notice, and any such notice shall be deemed made as of the date of mailing or hand delivery.

  SECTION 5.02. Counterparts. This Mortgage may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

  SECTION 5.03. Interest of Mortgagor. The interest of Mortgagor in the Barge and the interest mortgaged by this Mortgage is that of one hundred percent (100%) absolute and sole ownership.

  SECTION 5.04. Survivorship of Covenants. All the covenants, promises, stipulations and agreements of Mortgagor in this Mortgage and the Note contained shall bind Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns.

  SECTION 5.05. Amendments. This Mortgage may not be modified, extended, supplemented or amended in any respect, or any waiver given in regard to any of the provisions hereof, in any case which might affect the rights of Mortgagee hereunder, except with the written consent of Mortgagee, and so long as Mortgagor shall do all acts and things necessary to maintain the preferred status of this Mortgage.

  SECTION 5.06. Discharge of Lien. When the Note has been paid in full, including all costs, expenses and attorneys' fees provided for therein, Mortgagee shall, at Mortgagor's expense, execute and deliver to Mortgagor such documents as Mortgagor shall reasonably request to evidence the surrender and discharge of the lien hereof upon the Barge.

  SECTION 5.07. Incorporation into Mortgage. The Whereas Clauses and the Granting Clause of this Mortgage are incorporated in and are made a part of this Mortgage.

  SECTION 5.08. Governing Law. This Mortgage shall be governed by and construed according to the provisions of the Act, and where silent, by the General Maritime Law of the United States.

  WHEREFORE, the Mortgagor has executed this Preferred Ship Mortgage in multiple original counterparts on the day and year first above written.

                                    THE PRESIDENT RIVERBOAT CASINO-
                                    MISSISSIPPI, INC.


                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
                                       Name:   James A. Zweifel
                                       Title:  Executive Vice President and
                                               Chief Financial Officer



                                 EXHIBIT "A"

                               [Note attached.]

                                 EXHIBIT "B"

      [General Index and Abstract of Title attached - see Section 3.02.]